BAKKEN RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of Bakken Resources, Inc. (the “Company”) will be held at the offices of the Company, at 1425 Birch Ave., Suite A, Helena, MT 59601 on  August 26, 2011 at 8:30 A.M., Mountain Daylight Time, for the following purposes:

1.	To elect five directors;

2.	To consider an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million;

3.	To ratify the appointment of Malone Bailey, LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The meeting may be adjourned from time to time and at any reconvened meeting action with respect to the matters specified in this notice may be taken without further notice to stockholders except as may be required by our by-laws.  Stockholders of record at the close of business on August 26, 2011 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/ Val M. Holms
Val M. Holms Chief Executive Officer and President

July 29, 2011

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

PROXY STATEMENT FOR ANNUAL MEETING

TO BE HELD ON AUGUST 26, 2011

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Bakken Resources, Inc. (the “Board” or “Board of Directors”) with its principal executive offices and mailing address at 1425 Birch Ave., Suite A, Helena, MT 59601 (“Bakken” or the “Company”) to be voted at the 2011Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 26, 2011 at the offices of the Company at 1425 Birch Ave., Suite A, Helena, MT 59601 at  8:30 A.M. Mountain Daylight Time, and any adjournment thereof.  References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Bakken Resources, Inc.

This proxy statement and the accompanying proxy are being sent to stockholders on or about _______, 2011.

Record Date, Quorum, Voting

Holders of record of our shares of common stock, par value $0.001 per share (“Common Stock”), our only class of issued and outstanding voting securities, at the close of business on July 18, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting.  There were 56,367,500 shares of Common Stock outstanding as of the Record Date.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting is necessary to constitute a quorum.  Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.  A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Stockholders are entitled to cast one vote per share on each matter presented for consideration by the stockholders; the stockholders do not have any cumulative voting rights. The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Meeting, and votes withheld will not be counted toward the achievement of a plurality.  The affirmative vote of a majority of the shares entitled to vote on such matter is required for approval for the (i) consideration of an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 200 million, and (ii) ratification of the appointment of the Company’s independent auditors.  The vote on each proposal submitted to stockholders is tabulated separately.  Abstentions are included in the number of shares present and voting on each proposal.  Broker non-votes are not considered for the particular proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of votes from which the majority is calculated.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the Annual Meeting.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of the amendment to the Company’s Articles of Incorproation, in favor of ratifying Malone Bailey as the Company’s independent registered public accountants for fiscal 2011 and in the discretion of the proxy holders on any other matter that comes before the meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised (i) by written notice of revocation given to the Secretary of the Company, (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken), or (iii) by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K and subsequent Form 10-Q report filed with the Securities and Exchange Commission (the “SEC”).

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors

The Company’s business is managed under the direction of its Board of Directors.  The Board of Directors has designated as nominees for re-election five directors currently serving on the Board.  See “Nominees for Director” below for profiles of the nominees.  After the election of the directors at the meeting, the Company’s Board will have five directors.

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. The Board believes that re-electing these incumbent directors will promote stability and continuity.  The Board expects that such directors will continue making substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.  The Company has no reason to believe that any nominee will be unavailable.  If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select.

Nominees for Director

The following persons have been nominated by the Board of Directors for re-election to the Board of Directors at the Annual Meeting:

Name	Age	Position
Val M. Holms	64	Chief Executive Officer, President, and Director
Karen S. Midtlyng*	53	Secretary and Director
Herman R. Landeis	77	Director
David E. Boleneus*	63	Director
Steven D. Armstrong	59	Director

* Member of a special committee formed for addressing corporate governance issues

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the current directors and executive officers of BRI.  The previous directors of BRI appointed the nominees designated by Holms Energy as members of the board of directors of BRI.  Subsequently, the current officers and directors of BRI resigned their positions at BRI, clearing the way for the appointment of new executive officers by the new board of directors of BRI.  Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders.  Officers and other employees serve at the will of the board of directors and hold office until their death, resignation or removal from office.

Name	Age	Position
Val M. Holms	64	Chief Executive Officer, President, and Director
David Deffinbaugh	52	Treasurer and Chief Financial Officer
Karen S. Midtlyng	53	Secretary and Director
Herman R. Landeis	77	Director
David E. Boleneus	63	Director
Steven D. Armstrong	59	Director

Val M. Holms

President, Chief Executive Officer, and Director

After being honorably discharged from the United States Marine Corps, 4th Force Reconnaissance Division in Vietnam in 1969, he was the founder, sole owner and operator of Holms Building Services, Inc., a licensed general contracting company based in Missoula, Montana until 1984.  Beginning in 1971 until the present, Mr. Holms has been a private investor, a part time independent land man, organized several oil and gas limited partnerships, purchased and sold mineral leases, and arranged various oil and gas joint ventures in Montana, Oklahoma, Texas, and North Dakota .  From 1984 to 1988, he attended Rhema Bible Institute and received a Bachelor degree in Theology.  Mr. Holms and his wife Mari Holms are the managing members of Holms Energy, LLC.  On December 1 2010, Mr. Holms was appointed to the board of directors.

David Deffinbaugh

Treasurer and Chief Financial Officer

Mr. Deffinbaugh graduated from the University of Montana in 1982 with a Bachelor of Science degree in Business Administration, Accounting. After graduation, he worked in the family business until 1990. From 1990 to March 1992, he worked for the Montana Corporation where he assisted in the preparation of SEC financial reports along with regulatory reporting for an insurance subsidiary. From March 1992 through August 1996, he worked for Crop Growers Corporation where he was involved in various accounting functions as the company went from a private company through an IPO to a public company. From September 1996 through the present, he has maintained an accounting and financial services practice providing services to individuals and businesses in Montana and other states On May 14, 2011, Mr. Deffinbaugh was appointed to the as the Company’s Treasurer and Chief Financial Officer.

Karen S. Midtlyng

Secretary and Director

Ms. Midtlyng has an associate degree from the University of Montana, Helena College of Technology.  From 1978 to 2005, she was employed by U.S. Geological Survey (U.S.G.S.), Water Science Center, Helena, MT. During her 27 years with the U.S.G.S. she was responsible for start to finish production of several U.S.G.S. scientific reports, fact sheets and electronic documents and co-authored several U.S.G.S. publications.  From 2005 to present, she has been engaged as an independent consultant in providing services for small business in the Helena area where she assists in the establishing and implementation of business processes. On December 1, 2010, Ms. Midtlyng was appointed to the board of directors.

Herman R. Landeis

Director

Mr. Landeis was  the Western Region Tax Manager for Marathon Oil Corporation, based out of Casper, Wyoming, from 1972 until  he retired in 1992.  Previously, Mr. Landeis worked as a professional Draftsman for Marathon Oil Corporation from 1955 until 1972, except for a two year leave of absence to serve in the Military (Army), where he was honorably discharged.  As a Tax Manager for Marathon Oil Corporation, he was responsible for and managed a variety of financial matters related to property tax negotiations, valuation of company owned assets and property, and conducting various financial analysis on operations in the Western United States.  These properties included the Interstate Pipeline running from Montana to Missouri, properties in Alaska, five off-shore platforms and numerous operating oil and gas properties in the Western United States.  Since his retirement in 1992, he has acted as a consultant to the oil and gas industry related to special projects involving tax matters, appraisals and valuation of property.  Mr. Landeis received a Certified License as a Professional Appraiser from the University of Nebraska in 1972.  On January 4, 2011, Mr. Landeis was appointed to the board of directors.  Until May 31, 2011, Mr. Laneis was the Company's Chief Financial Officer.

David E. Boleneus

Director

Mr. Boleneus received his Bachelor of Science in Geology and Certificate in Geographical Information Systems (GIS) from Eastern Washington University.  He earned a Master of Science degree in Geology from Louisiana State University.  He also earned his Masters of Business Administration from the University of Phoenix in Denver, Colorado.  He is proficient in geohydrology, geophysics, Spanish, and computer (GIS) mapping.  From early 2007 to the present, Mr. Boleneus has been a consultant for InfoMine, Inc., based in Spokane, Washington concerning mining and milling cost engineering, and economic analysis of mining operations.  From 2007 to the present, Mr. Boleneus has been the owner of HydroImaging, Inc. based in Spokane, Washington, which consults on electrical geophysics, mine cost engineering.  From 1997 to early 2007, Mr. Boleneus served as a Research Scientist at the U.S. Geological Survey.  Mr. Boleneus has authored over 100 professional reports including: in-house reports, staff reports, technical presentations, and industry publications. On December 1, 2010, Mr. Boleneus was appointed to the board of directors.

Steven D. Armstrong

Director

Mr. Armstrong attended North Dakota State University and earned a B.S. degree in Physical Education and an M.S. degree in Education Administration.  Over the past 12 years to the present, he has worked as an independent oil and gas landman consultant for numerous oil and gas companies and energy land service companies.  Previously, from 1996 until 1998, he worked as a petroleum landman for The Armstrong Corporation in Dickinson, ND.  On January 8, 2011, Mr. Armstrong was appointed to the board of directors.

Family Relationships

There are no family relationships between any of the officers and directors.

Involvement in Legal Proceedings

To our knowledge, during the past ten years, no present director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent, or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment was not subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Vote required

Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the meeting by a plurality of the votes cast. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

CORPORATE GOVERNANCE MATTERS

General

During the year ended December 31, 2010, the Board of Directors met 1 time and it took action by unanimous written consent thirteen times.  The Company does not currently have any formal committees and the functions typically reserved to the audit committee, compensation committee and the corporate governance committee is conducted on behalf of the Company by the Board.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our employees, officers and directors, a copy of which is referred to as Exhibit 14.1 to our annual report on Form 10-K for the year ended December 31, 2010.  This code constitutes a “code of ethics” as defined by the rules of the Securities and Exchange Commission.

Director Independence

We currently have three “independent directors” as determined by our Board of Directors, and two non-independent directors.  In assessing director independence, we follow the criteria of the Nasdaq Stock Market Listing Rule 5605(a)(2).  Our current independent directors are David E. Boleneus, Herman R. Landeis and Steven D. Armstrong.

Director Attendance at Annual Meeting

The Company encourages members of the Board of Directors to attend annual meetings.  Part of that encouragement from the Company consists of a reimbursement policy.  The Company reimburses directors for reasonable out-of-pocket expenses incurred by directors in attending an annual meeting.

Compensation Committee

The Company does not currently have a Compensation Committee.  Each of the Company’s non-management directors reviews and considers compensation structure for the Company’s management on a yearly basis.  Currently, management of the Company consists of two full time and one part time employee.  The Company and the Board believe that a Compensation Committee is not required at this time given the limited number of management employees and that matters typically reserved for Compensation Committee consideration can be effectively and efficiently handled by the Board.

Director Nomination Process

The Board of Directors does not have a nominating committee; rather the process of selecting nominees for election as directors is carried by the entire Board of Directors because the entire Board can do a more efficient job of overseeing the nomination process than just our three independent directors.  The Board of Directors’ responsibilities include among other things: (i) identifying individuals qualified to become Board members; (ii) recommending to the Board those individuals that should be nominees for election or re-election to the Board or otherwise appointed to the Board (with authority for final approval remaining with the Board); and (iii) developing criteria for evaluating prospective candidates to the Board.

The Board of Directors may identify potential Board candidates from a variety of sources, including recommendations from current directors or management or any other source the Board deems appropriate.  The Board may also engage a search firm or a consultant to assist it in identifying, screening and evaluating potential candidates.  The Board has been given sole authority to retain and terminate any such search firm or consultant.

In considering candidates for the Board, the Board evaluates the entirety of each candidate’s credentials.  The Board considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board responsibilities; and (vi) qualification to serve on specialized Board committees.

Board Leadership Structure

Val M. Holms is currently serves both as Chairman of our Board of Directors and as Chief Executive Officer.  Given the background and expertise of Mr. Holms, the current operations of the Company and the small size of the overall management and Board structure, the Company and the Board feel it appropriate to have the CEO and Chairman offices be held by the same person.  The Company currently has not specifically designated a lead independent director.  The independent directors (which number 3 of the 5 current members of the Board), have both general and specific areas of expertise which are intended to complement the Company’s business.  Our current independent board consists of a practicing geologist, a landman and a retired appraiser and tax manager to a large oil and gas company.  Any matters requiring specific input from certain members of the Board, such Board member assumes a leading role in such project and is responsible for communicating to the management and the rest of the Board any results and/or recommendations. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures.  The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations. The Company conducts periodic comprehensive Board meetings and encourages informal meetings or calls on an as requested or as needed basis.  A special committee of the Board comprising of one independent Board member and one management Board member has been formed for the purpose of facilitating management and Board discussions and review of corporate governance and oversight functions.   Currently, this committee is comprised of David Boleneus and Karen Midtlyng.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis.  The Board believes that informal communications are currently sufficient to communicate questions, comments and observations that could be useful to the Board.  However, stockholders wishing to formally communicate with the Board may send communications directly to the Company at 1425 Birch Ave. Suite A; Helena, MT 59601, Attention: Corporate Secretary.  Such communications will be screened by the Corporate Secretary for appropriateness before either forwarding to or notifying the members of the Board of receipt of a communication.

Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.  For information concerning stockholder proposals, see “Stockholder Proposals for the 2012 Annual Meeting” on page 12 of this proxy statement.

Compensation of Directors

No cash compensation was paid to directors for their director services since inception on June 6, 2008, through the fiscal year ended December 31, 2010.  Current independent members of the Board have been issued restricted stock for services rendered to the Company.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

As of July 14, 2011, there were: (i) 56,367,500 shares of Common Stock issued and outstanding, and an aggregate total of 5,080,000 shares reserved for future issuance pursuant to the exercise of outstanding options, warrants, and equity incentive plans, leaving 38,552,500 shares of Common Stock unissued and unreserved. In order to ensure that sufficient shares of Common Stock will be available for issuance by the Company, the Board of Directors has approved, subject to stockholder approval, an amendment to the Company’s Articles of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 100 million to 200 million.

Purpose and Effect of the Amendment

The purpose of the proposed amendment to the Articles of Incorporation is to authorize additional shares of Common Stock  which will be available for future issuance in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to declare stock dividends, to provide equity incentives to employees or officers, or to issue or reserve shares of Common Stock for other corporate purposes. The availability of additional shares of Common Stock would be particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of having to then seek stockholder approval in connection with the contemplated transaction involving issuance of Common Stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law. The Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

The increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

If the proposed amendment is approved by the stockholders, the second sentence of Article IV of our Articles of Incorporation, as amended will be amended to read as follows:

“The total numbers of stock authorized shall be One Hundred and Sixty Million shares consisting of Two Hundred Million (200,000,000), par value $0.001 per share of Common Stock and Ten Million (10,000,000), par value $0.01 per share of Preferred Stock.”

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present and will have the same effect as a negative vote on this proposal.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. However, if this proposal is not approved, we will have a limited number of unissued and unreserved shares available for issuance.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100 MILLION TO 200 MILLION SHARES.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF MALONE BAILEY AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

Malone Bailey has served as the Company’s independent registered public accounting firm since June 9, 2010, when our directors approved the appointment of Malone Bailey, independent auditors, to audit the accounts of the Company for the 2010 fiscal year.  Upon recommendation of Janelle Edington, former President and CEO, the Board of Directors approved the engagement of Malone Bailey as the Company’s independent registered public accounting firm for the year

The non-management Board members serve in lieu of an audit committee.

A representative of Malone Bailey is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she desires.  The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by auditor during Fiscal Years 2010 and 2009.

Set forth below is certain information concerning fees billed to us by Malone Bailey in respect of services provided in 2009 and 2010.

	2010		2009

Audit Fees	$25,000	*	$12,000	*
Audit-related Fees	0		0
Tax Fees	0		0
All Other Fees	0		0

Total	$25,000		$12,000

*Li and Company PC, was the Company's auditor for the fiscal year ending 2009 and also the first two quarters of 2010. Malone Bailey conducted the 2010 audit and the third quarter 2010 review.

The Audit Fees for the years ended December 31, 2010 and 2009 were for professional services rendered for audits and quarterly reviews of our consolidated financial statements, and assistance with reviews of registration statements and documents filed with the SEC.

Tax Fees for services rendered during the years ended December 31, 2010 and 2009 were for services related to tax return preparation and tax planning.

All Other Fees for services rendered during the years ended December 31, 2010 were for miscellaneous services.

Vote required

Submission of the appointment to stockholder approval is not required.  However, the Board of Directors will reconsider the appointment if it is not approved by stockholders.  The appointment will be deemed ratified if a majority of the shares entitled to vote on this matter votes in favor of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MALONE BAILEY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011 (ITEM 3 ON THE ENCLOSED PROXY CARD).

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the aggregate annual and long-term compensation paid by us for the fiscal years ended December 31, 2010 and 2009, to our Chief Executive Officer. Other than as set forth below, no executive officer’s salary and bonus exceeded $100,000 for the fiscal years 2010 or 2009.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total ($) (j)
Val M. Holms Pres, CEO, & Dir.	2010	0	0	0	0	0	-	0	0
Janelle Edington Former Pres. & CEO, Dir.	2010	6,000	0	0	0	0	-	0	6,000
	2009	6,000	0	0	0	0	-	0	6,000

Narrative Disclosure to Summary Compensation Table

Janelle Edington was our former President and CEO serving from inception until December 1, 2010.  Ms. Edington did not enter into formal written employment agreement with Multisys Language Solutions.  She entered into a consulting agreement under which she was to be paid $1,000 per month beginning September 2008, and it was terminated after June of 2009 because of financial conditions of our company.  She remained in the executive officer positions of President, CEO and a director until December 1, 2010.  Ms. Edington also received a payment of $6,000 bonus on November 12, 2010.

Outstanding Equity Awards at Fiscal Year End

There have been no options awards or equity awards given to any executive officers of BRI since inception on June 6, 2008, through the fiscal year ended December 31, 2010.

Compensation of Directors

No compensation was paid to directors for their director services since inception on June 6, 2008, through the fiscal year ended December 31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  With the exception of a Form 3 that was due to be filed by our former officer and director, Kent L. Jensen, on his own accord, and wasn't filed, we have no knowledge that, as of the date of this filing, our directors, executive officers, and persons who own more than ten percent of our common stock, have not filed an initial Form 3, Form 4 current report, or an annual Form 5 in a timely manner.

Security Ownership of Certain Beneficial Owners and Management.

The following table presents information about the beneficial ownership of our common stock on April 15, 2011, held by our directors and executive officers and by those persons known to beneficially own more than 5% of our capital stock.  The percentage of beneficial ownership for the following table is based on 56,317,500 shares of common stock outstanding as of April 15, 2011.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after April 15, 2011, through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Val M. Holms- CEO, President, and Director	20,000,000 (3)	36.06%
Kent L. Jensen- Former CFO, Treasurer, and Director (resigned December 27, 2010)	250,000 (4)	0.45%
Herman R. Landeis- CFO, Treasurer, and Director	250,000 (5)	0.45%
Karen S. Midtlyng- Secretary, Treasurer, Director	2,250,000 (6)	4.16%
David E. Boleneus- Director	310,000 (7)	0.56%
Frank H. Blair- Director	250,000 (8)	0.45%
Steven D. Armstrong- Director	250,000 (9)	0.45%

1.

as used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each person is care of BRI.

2.	Figures are rounded to the nearest tenth of a percent.

3.	Includes 20,000,000 shares held directly

4.	Includes 250,000 shares held directly

5.	Includes 250,000 shares held directly

6.	Includes 2,250,000 shares held directly

7.	Includes 290,000 shares held directly and warrants exercisable for 20,000 shares

8.	Includes 250,000 shares held directly

9.	Includes 250,000 shares held directly

Change in Control

We are unaware of any contract, or other arrangement or provision of our Articles or By-laws, the operation of which may at a subsequent date result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons, Promoters, and Certain Control Persons

On June 10, 2008, an aggregate of 2,250,000 shares of common stock were issued to our predecessor founders at $0.0033 per share for aggregate gross proceeds of $2,250, as follows: 1,500,000 shares of common stock were issued to Janelle Edington, our former President and CEO, 375,000 shares were issued to Christopher Wetzel, former Vice President and director, and 375,000 shares were issued to Raymond Kuh, CFO, former Treasurer, Secretary and director.

On November 9, 2009, we borrowed $6,500 from our former President, Chief Executive Officer, and Director, Janelle Edington.  The note was unsecured, matured May 8, 2010 and bore interest at 6% per annum. On April 2, 2010, the note was repaid in full.

On May 28, 2010, we borrowed $15,000 from our former President, Chief Executive Officer, and Director, Janelle Edington.  The note was unsecured and matured November 23, 2010 and bore interest at 7% per annum.  We made a partial repayment of $2,000 on June 8, 2010, and payment on the remaining balance of $13,000 in principal outstanding on November 2, 2010, and repayment of accrued interest of $338.78 on November 5, 2010.

On November 12, 2010, the Officers were paid for services rendered on their work related to the acquisition of assets.  Janelle Edington received $6,000, Raymond Kuh received $2,000 and Christopher Wetzel received $2,000.

We acquired the Bakken leasehold interest from Holms Energy, LLC, for a total payment of $100,000 plus 40,000,000 shares of our restricted common stock, plus 5% royalty for 10 years on the Holms Property.  The closing of this transaction was also concluded on November 26, 2010.  Holms Energy, LLC, is managed and controlled by Val M. Holms, our current President, CEO, and a director, and his wife Mari P. Holms.  We believe that the terms and conditions of this transaction were no less favorable than those which would have been obtained from an unrelated third party.

Promoters and Certain Control Persons

The promoters of our company were Janelle Edington, Raymond Kuh, and Christopher Wetzel, our former officers and directors.  They received nothing of value in return for being a promoter.  The promoters did purchase shares of common stock for a price equal to the $.0033 par value on June 10, 2008.

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above.  However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock.  The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

The Company may consider the engagement of a proxy solicitation firm.  Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact.  They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2012 annual meeting must do so by sending such proposal to Bakken Resources, Inc. at 1425 Birch Ave., Suite A, Helena, MT 59601, Attention: Karen S. Midtlyng, Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2012 annual meeting is April 7, 2012. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2012 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before April 7, 2012, and comply with the stock ownership and other procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934. Any stockholder proposal received after April 7, 2012 will be considered untimely, and will not be included in our proxy materials. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our board of directors will review all stockholder proposals and make recommendations for actions on such proposals.

ANNUAL REPORTS

Our 2010 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, including its financial statements for the year ended December 31, 2010, accompanies this proxy statement.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Karen S. Midtlyng, Secretary, 1425 Birch Ave. Suite A; Helena, MT 59601, telephone (406) 442-9444.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Val M. Holms

Val M. Holms

Chief Executive Officer and President

July 29, 2011

ANNUAL MEETING OF STOCKHOLDERS OF

BAKKEN RESOURCES, INC.

AUGUST 26, 2011

Please date, sign, and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

BAKKEN RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Val M. Holms and Karen Midtlyng, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Bakken Resources, Inc. (the “Company”) to be held at the offices of the Company at 1425 Birch Ave., Suite A, Helena, MT 59601 on August 26, 2011, at 8:30 A.M., Mountain Daylight Time, and at any adjournment or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

BAKKEN RESOURCES, INC.

August 26, 2011

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors
NOMINEES:
[ ]	FOR ALL NOMINEES	[ ]	Val M. Holms
		[ ]	Karen S. Midtlyng
	WITHHOLD AUTHORITY	[ ]	Herman R. Landeis
	FOR ALL NOMINEES	[ ]	David E. Boleneus
		[ ]	Steven D. Armstrong

[ ]	FOR ALL EXCEPT
(See instructions below)

NOTE: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold your vote, as shown here: ☒

		FOR	AGAINST	ABSTAIN

2.	Approval of amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock	[ ]	[ ]	[ ]

3.	Ratification of the appointment of Malone Bailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011	[ ]	[ ]	[ ]

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is indicated, the proxy will be voted for the election of directors and for approval of proposal 2 and 3.

Printed Name Exactly As It Appears On Stock Certificate:	Certificate Number (s):
Share Quantity:
Signature of Stockholder Title (if any):	Date:
Signature of Stockholder Title (if any):	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.